Exhibit 99.1
Sterling Chemicals, Inc.
2010 Amended and Restated
Audit Committee Charter
Preliminary Statements
          Whereas, the Board of Directors (the “Board”) of Sterling Chemicals, Inc. (the “Corporation”) has heretofore established and designated a standing committee of the Board known as the Audit Committee (the “Committee”);
          Whereas, the Board has heretofore delegated oversight responsibility to the Committee for the Corporation’s accounting and financial reporting, control and audit functions of the Board and similar matters;
          Whereas, the Board desires to delegate oversight responsibility to the Committee for the Corporation’s compliance and monitoring programs, corporate information and reporting systems and similar matters;
          Whereas, the Board has heretofore adopted an Audit Committee Charter governing the composition, duties and responsibilities of the Committee; and
          Whereas, the Board desires to amend the Audit Committee Charter and to restate the Audit Committee Charter in its entirety;
          Now, Therefore, It Is Hereby Resolved that this Amended and Restated Audit Committee Charter (this “Charter”) be, and it hereby is, adopted and approved as the Charter of the Committee.
Article I
Name and Purposes of the Committee
          Section 1.01. Name of Committee. From and after the adoption of this Charter, the Committee shall be known as the “Audit Committee.”
          Section 1.02. Audit Matters. (a) In connection with the Committee’s responsibilities related to audit matters, the Committee shall assist the Board in its oversight of the integrity of the Corporation’s financial statements and its compliance with legal and regulatory requirements. The Committee shall also act on behalf of the Board and (i) oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation, (ii) monitor the qualifications, independence and performance of the Corporation’s internal (if any) and independent auditors, (iii) be directly responsible for the appointment, compensation and oversight of the Corporation’s independent auditors, (iv) be responsible for resolving disagreements between management and the Corporation’s independent auditors regarding financial reporting matters and (v) prepare any reports required to be included in the Corporation’s annual proxy statement under the rules of the Securities and Exchange Commission (“SEC”).
          (b) The Committee shall have the responsibility, and the power and authority, without approval of the Board, to approve all audit services (which may include providing comfort letters in connection with securities underwritings) and all non-audit services that are otherwise permitted by law (including tax services, if any) that are to be provided to the Corporation by any independent auditors. The Committee may delegate to one or more of its members the authority to preapprove audit and non-audit services that are otherwise permitted by law; provided, however, that any such preapproval is submitted to the full Committee for ratification at the next scheduled meeting of the Committee.
          Section 1.03. Financial Compliance Matters. The Committee shall act on behalf of the Board and oversee all material aspects of the Corporation’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Financial Code of Ethics”). In executing its oversight role with respect to the Financial Code of Ethics, the Committee shall review the adequacy of the Financial Code of Ethics and the Corporation’s internal controls and disclosure controls and related policies, standards, practices and procedures (including compliance guides and manuals). In addition, the Committee shall meet periodically with senior management to discuss their views on whether:
     (a) the operations of the Corporation and its subsidiaries are conducted in compliance with all applicable laws, rules and regulations pertaining to financial reporting matters;
     (b) all accounting and reporting financial errors, fraud and defalcations, legal violations and instances of non-compliance (if any) with the Financial Code of Ethics or the Corporation’s internal controls or disclosure controls or related policies, standards, practices and procedures are detected;
     (c) all violations of legal requirements pertaining to financial reporting matters (if any) are promptly reported to appropriate governmental officials when discovered and prompt, voluntary remedial measures are instituted; and
     (d) senior management and the Board are provided with timely, accurate information to allow management and the Board to reach informed judgments concerning the Corporation’s compliance with all applicable laws, rules and regulations pertaining to financial reporting matters.
The Committee shall also be responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. The General Counsel of the Corporation shall be in charge of the Financial Code of Ethics, including the day-to-day monitoring of compliance by officers and other employees and agents of the Corporation and its subsidiaries.
          Section 1.04. Other Compliance Matters. The Committee shall act on behalf of the Board and oversee all material aspects of the Corporation’s compliance functions and monitoring programs, corporate information and reporting systems and similar matters, including the Corporation’s Code of Ethics and Conduct and compliance with significant applicable legal, ethical and regulatory requirements and, in connection with such authorization, the Committee shall:
•	review the adequacy of the Corporation’s Code of Ethics and Conduct;

•	review from time to time the corporate governance guidelines and principles adopted by the Board and make recommendations with respect to any changes thereto that the Committee may deem necessary or appropriate;

•	review from time to time the Corporation’s insurance and indemnity arrangements for its directors and officers and make recommendations to the Board with respect to any changes thereto as the Committee may deem necessary or appropriate; and

•	carry out such other responsibilities as may be delegated by the Board to the Committee from time to time;
provided, however, that the Committee shall not act on behalf of the Board or have any powers, responsibilities, duties or authority with respect to:
•	employee safety and health, environmental protection, product safety, environmental awareness, communications among administrative and operating personnel or compliance with environmental laws, rules, regulations, permits or licenses (which is the province of the Corporation’s Environmental, Health and Safety Committee); or

•	any other matter for which such powers, responsibilities, duties and authority have been delegated to another standing committee of the Board.
In executing its oversight role with respect to these compliance functions, the Committee shall review the adequacy of the Corporation’s compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures (including compliance guides and manuals) for employees of the Corporation and its subsidiaries. In this connection, the Committee may coordinate its compliance activities with the Compensation Committee and the Environmental, Health and Safety Committees of the Board and any other standing committee of the Board. In addition, the Committee shall meet periodically with senior management to discuss their views on whether:

•	the operations of the Corporation and its subsidiaries are conducted in compliance with all applicable laws, rules, regulations, permits and licenses, including those pertaining to environmental, health, safety, securities, financial and employment matters;

•	all accounting and reporting financial errors, fraud and defalcations, legal violations and instances of non-compliance (if any) with the Corporation’s compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures are detected;

•	all violations of legal requirements (if any) are promptly reported to appropriate governmental officials when discovered and prompt, voluntary remedial measures are instituted; and

•	senior management and the Board are provided with timely, accurate information to allow management and the Board to reach informed judgments concerning the Corporation’s compliance with law and business performance.
The General Counsel of the Corporation shall be in charge of the Corporation’s compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures, including the day-to-day monitoring of compliance by officers and other employees and agents of the Corporation and its subsidiaries.
          Section 1.05. Limitations on Responsibilities for Compliance Matters. While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for determining whether the Corporation is in compliance with applicable laws, rules or regulations or the Corporations’ policies, procedures or programs. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or reviews or procedures. Each member of the Committee shall be entitled to rely, in the absence of actual knowledge to the contrary (which shall be promptly reported to the Board), on (a) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (b) the accuracy of the information provided to the Committee and (c) statements made by management or third parties to the Committee.
          Section 1.06. Engagement Fees; Funding. The Committee shall have the power and sole authority, without approval of the Board, (a) to approve the scope of engagement of any independent auditors to be employed by the Corporation (such approval constituting approval of each audit service within such scope of engagement) and to approve all audit engagement fees and terms, and (b) to determine appropriate funding (which shall be provided by the Corporation) for the payment of compensation to (i) any independent auditors employed by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) any independent counsel or other advisers engaged by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
Article II
Composition of the Committee
          Section 2.01. Number. The Committee shall consist of a number of directors (not less than two) as the Board shall determine from time to time.
          Section 2.02. Term; Removal; Vacancies. Each member of the Committee, including it chairman and any alternate members, shall be appointed by the Board, shall serve at the pleasure of the Board and may be removed at any time by the Board (with or without cause). The term of each member of the Committee shall otherwise be determined in accordance with the Bylaws of the Corporation. The Board shall have the power at any time to fill vacancies in the Committee, to change the membership of the Committee or to dissolve the Committee.
          Section 2.03. Member Requirements. Together with any additional requirements required after the date of this Charter under applicable law or the rules of any stock exchange or quotation system on which the securities of the Corporation are listed or quoted, both at the time of the director’s appointment and throughout his or her term as a member of the Committee, each member of the Committee shall:
     (a) be independent of management and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of the independent judgment of such member of the Committee;
     (b) be financially literate (i.e., shall have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flow, and the ability to understand key financial risks and related controls and control processes);
     (c) not simultaneously serve on the audit committee of more than three public companies; and
     (d) have, in the opinion of the Board and in the opinion of each member, sufficient time available to devote reasonable attention to the responsibilities of the Committee.
In addition, at least one member of the Committee shall, in the opinion of the Board, be an “audit committee financial expert” or have accounting or related financial management expertise.

Article III
Meetings of the Committee
          Section 3.01. Frequency. The Committee shall meet at least once during each fiscal quarter of the Corporation. Additional meetings of the Committee may be scheduled as considered necessary by the Committee, its chairman or at the request of the Chief Executive Officer or Chief Financial Officer of the Corporation.
          Section 3.02. Calling Meetings. Meetings of the Committee may be called at any time by the Board or by any member of the Committee. The chairman of the Committee shall call a meeting of the Committee at the request of the Chief Executive Officer or Chief Financial Officer. In addition, any internal or external auditor, accountant or attorney may, at any time, request a meeting with the Committee or the chairman of the Committee, with or without management attendance.
          Section 3.03. Agendas. The chairman of the Committee shall be responsible for preparing an agenda for each meeting of the Committee. The chairman will seek the participation of management and key advisors in the preparation of agendas.
          Section 3.04. Attendees. The Committee may request members of management, internal auditors (if any), external auditors, accountants, attorneys and such other experts as it may deem advisable to attend any meeting of the Committee. At least once each year, the Committee shall meet in a private session at which only members of the Committee are present. In any case, the Committee shall meet in executive session separately with internal auditors (if any), external auditors and the Corporation’s external securities counsel (if any) at least annually.
          Section 3.05. Quorum; Required Vote. At all meetings of the Committee, a majority of the members of the Committee shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Committee, the members of the Committee present thereat may adjourn the meeting from time to time (without notice other than announcement at the meeting) until a quorum shall be present. A meeting of the Committee at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of any member; provided, however, that no action of the remaining members of the Committee shall constitute the act of the Committee unless the action is approved by at least a majority of the required quorum for the meeting or such greater number of members of the Committee as shall be required by applicable law or the Certificate of Incorporation or Bylaws of the Corporation. The act of a majority of the members of the Committee present at any meeting of the Committee at which there is a quorum shall be the act of the Committee unless by express provision of law or the Certificate of Incorporation or Bylaws of the Corporation a different vote is required, in which case such express provision shall govern and control.
          Section 3.06. Rules of Procedure and Minutes. The Committee may adopt and establish its own rules of procedure; provided, however, that such rules of procedure are not inconsistent with the Certificate of Incorporation or Bylaws of the Corporation or with any specific direction as to the conduct of its affairs as shall have been given by the Board. The Committee shall keep regular minutes of its proceedings and report the same to the Board when requested.
Article IV
Reporting to the Board
          The Committee, through its chairman, shall periodically report to the Board on the activities of the Committee. These reports shall occur at least twice during each fiscal year of the Corporation. The Committee shall review and assess the adequacy of this Charter annually and from time to time make recommendations to the Board with respect to any improvements to this Charter that the Committee may deem necessary or appropriate.
Article V
Responsibilities For Audit Matters
          Section 5.01. Relationship with External Auditors; Auditor Independence; Financial Reporting and Controls. (a) The Committee shall be directly responsible for the appointment, termination, compensation, retention and oversight of the work of any independent auditors employed by the Corporation (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and all independent auditors shall report directly to the Committee.
          (b) In executing its authority with respect to independent auditors and its oversight role with respect to financial reporting and related matters, the Committee shall:
•	review and assess the nature and effect of any non-audit services provided by external auditors;

•	review and assess the compensation of external auditors and the scope and proposed terms of their engagement, including the range of audit and non-audit fees;

•	review annually the qualifications, performance and independence of the Corporation’s internal (if any) and external auditors;

•	ensure receipt and review of a formal written statement from the external auditors consistent with Independence Standards Board Standard No. 1, and a report by the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the most recent quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the independent auditors, and any steps taken to deal with any such issues;

•	discuss with external auditors any relationships or services that may affect their objectivity or independence; and

•	meet separately, periodically, with the independent auditors and review any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management, and management’s responses.
If the Committee is not satisfied with any external auditor’s assurances of independence, it shall take or recommend to the Board appropriate action to ensure the independence of such external auditor.
          (c) The Committee shall be charged with the responsibility of reviewing the adequacy of the Corporation’s financial statements and financial reporting systems. In this regard, the Committee shall:
•	prior to the filing of each Form 10-K or Form 10-Q, (i) review and discuss such document with management and the Corporation’s independent auditors, including review of the financial statements to be included therein and the specific disclosures therein under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) engage in discussions with the Corporation’s independent auditors with respect to the results of such independent auditors’ review of same;

•	prior to the filing of each Form 10-K, ensure that the Corporation’s independent auditors attest to, and report on, their assessment of the effectiveness of the Corporation’s internal control structure and procedures for financial reporting in accordance with applicable law and the rules and regulations of the SEC;

•	implement procedures to assure that the independent auditors engaged by the Corporation to audit the Corporation’s financial statements do not provide any non-audit services prohibited by applicable law or the rules and regulations promulgated by the Public Company Accounting Oversight Board, the SEC or NASDAQ;

•	ensure the regular rotation of the lead audit partner and the reviewing audit partner of any independent auditing firm engaged by the Corporation as required by law;

•	consider major changes and other questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the Corporation’s financial statements, including major financial statement issues and risks and their impact or potential effect on reported financial information and the scope, as well as the level of involvement by external auditors in the preparation and review, of unaudited quarterly or other interim-period information;

•	review the annual audit plan and the process used to develop the plan and monitor the status of activities;

•	review the results of each external audit, including any qualifications in the external auditor’s opinion, any related management letter, management’s responses to recommendations made by external auditors in connection with any audit and any reports submitted to the Committee by internal auditors (if any) that are material to the Corporation as a whole, and management’s responses to those reports;

•	discuss with the Corporation’s external auditors (i) methods used to account for significant unusual transactions, (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusion regarding reasonableness of such estimates and (iv) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures contained in the financial statements; and

•	discuss with management the Corporation’s earnings press releases (if any), as well as financial information and earnings guidance provided to analysts or rating agencies.
If any internal or external auditor of the Corporation identifies any significant issue relative to overall Board responsibility that has been communicated to management but, in their judgment, has not been adequately addressed, they should communicate these issues to the chairman of the Committee.
          (d) The Committee shall be charged with the responsibility of setting clear hiring policies for employees or former employees of the Corporation’s independent auditors.
          Section 5.02. Internal Financial Controls; Communications With the Board; Regulatory Examinations. (a) The Committee shall review the appointment and replacement of the senior internal-auditing executive of the Corporation (if any) and any key financial management of the Corporation, and shall review the performance of the Corporation’s internal auditors (if any). The Corporation’s internal auditors (if any) shall be responsible to the Board through the Committee. The Committee shall consider, in consultation with the Corporation’s external auditors and the Corporation’s senior internal-auditing executive (if any), the adequacy of the Corporation’s internal financial controls. The Committee shall meet (i) separately, periodically, with management, with the Corporation’s internal auditors (or other personnel responsible for the internal audit function) and with the Corporation’s independent auditors and

(ii) separately, periodically, with the senior internal-auditing executive (if any) to discuss any audit problems or difficulties, special problems or issues that may have been encountered by the internal auditors (if any) and review management’s responses and the implementation of any recommended corrective actions. The Committee shall also meet periodically with senior management to review the Corporation’s major financial risk exposures and the Corporation’s policies with respect to risk assessment and risk management.
          (b) The Committee shall serve as a channel of communication between the Corporation’s external auditors and the Board and between the Corporation’s senior internal-auditing executive (if any) and the Board.
          (c) The Committee shall review and assess any SEC inquiries and the results of examination by other regulatory authorities in terms of important findings, recommendations and management’s responses.
          Section 5.03. Audit Committee Report and Proxy Disclosures. The Committee shall prepare the report required by the rules of the SEC to be included in the Corporation’s annual report. In connection with the Committee report, the Committee shall:
•	review the annual audited financial statements with management and the Corporation’s independent auditors;

•	discuss with the Corporation’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit and the independent auditors’ judgment about the quality of the Corporation’s accounting principles, including such matters as accounting for significant transactions, significant accounting policies, estimates and adjustments and disagreements with management;

•	discuss with the Corporation’s independent auditors their independence, giving consideration to the range of audit and non-audit services performed by such independent auditors;

•	review, at least annually, a formal written statement from the Corporation’s independent auditor delineating all relationships with the Corporation, consistent with the Statement on Auditing Standards No. 114, as amended;

•	recommend to the Board whether the Corporation’s annual audited financial statements and accompanying notes should be included in the Corporation’s Annual Report on Form 10-K; and

•	determine whether fees paid to the Corporation’s independent auditors are compatible with maintaining their independence.
          Section 5.04. Limitations on Responsibilities for Audit Matters. While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting audits or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee shall be entitled to rely, in the absence of actual knowledge to the contrary (which shall be promptly reported to the Board), on (a) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (b) the accuracy of the financial and other information provided to the Committee and (c) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.
          Section 5.05. Annual Reviews. The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities under this Charter. The Committee shall review and assess the adequacy of this Charter annually.
Article VI
Expectations and Information Needs
          The Committee should communicate its expectations and the nature, timing and extent of information it requires to management and internal and external auditors, accountants and attorneys. Written materials, including key performance indicators and measures related to key financial risks, should be provided to the Committee by management at least one week in advance of any meeting of the Committee at which such materials will be discussed.
Article VII
Additional Powers
          The Committee is authorized, in the name and on behalf of the Corporation and at its expense, to take or cause to be taken any and all such actions as the Committee shall deem appropriate or necessary to carry out its responsibilities and exercise its powers under this Charter.
Article VIII
Limitations on Duties and Responsibilities
          The Committee shall not have or assume any powers, authority or duties vested in the Board which, under applicable law or any provision of the Certificate of Incorporation or the Bylaws of the Corporation, may not be delegated to a committee of the Board. The grant of authority to the Committee contained in this Charter may be modified from time to time or revoked at any time by the Board in its sole discretion.